UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 2, 2013

AMERICAN STATES WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-14431	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
630 East Foothill Blvd. San Dimas, California	91773
(Address of principal executive offices)	(Zip Code)

GOLDEN STATE WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-12008	95-1243678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
630 East Foothill Blvd. San Dimas, California	91773
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2013, the Boards of Directors of American States Water Company and Golden State Water Company increased the number of their directors to eleven in accordance with the provisions of their Bylaws.  In order to fill the vacancy created by the expansion of American States Water Company’s Board, the Board appointed John R. Fielder as a Class III director to serve until American States Water Company’s annual meeting in 2014 or until his successor is duly elected and qualified.  The Board of Directors of Golden State Water Company also appointed Mr. Fielder as a director of Golden State Water Company at the same time.

There is no arrangement or understanding between Mr. Fielder and any other person pursuant to which he was appointed as a director of the Company.  Mr. Fielder has not had any direct or indirect material interest in any transaction between the Company or any of its subsidiaries involving more than $120,000 since January 1, 2012 nor is there any such proposed transaction.

Section 9 - Financial Statements and Exhibits

Item 9.01.       Financial Statements and Exhibits.

Exhibit 99.1     Press Release dated January 4, 2013.

A copy of the Company’s press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY

Date:	January 4, 2013	/s /Eva G. Tang
Eva G. Tang
Senior Vice President-Finance, Chief Financial
Officer, Corporate Secretary and Treasurer

GOLDEN STATE WATER COMPANY

Date:	January 4, 2013	/s /Eva G. Tang
Eva G. Tang
Senior Vice President-Finance, Chief Financial
Officer and Secretary